EXHIBIT 4(c)

CERTIFICATE

CERTIFICATE NUMBER PVA20000001	EFFECTIVE DATE May 15, 2001
OWNER John J. Doe	BIRTH DATE OF OWNER November 5, 1953
JOINT OWNER N/A	BIRTH DATE OF JOINT OWNER N/A
ANNUITANT John J. Doe	BIRTH DATE OF ANNUITANT November 5, 1953
BENEFICIARY As contained in our records	ANNUITY COMMENCEMENT DATE November 5, 2043

CONTRACT HOLDER: {AmSouth Bank, N.A., as Trustee.}

CLASS OF ELIGIBLE OWNERS: Account holders of Broker/Dealers with selling agreements with Protective Life Insurance Company, its subsidiaries or its affiliates.

JURISDICTION: This Contract is governed by the laws of the State of Alabama.

INITIAL PURCHASE PAYMENT: {100,000.00}

ANNUAL EFFECTIVE INTEREST RATE FOR THE FIXED ACCOUNT ON THE EFFECTIVE DATE: {4.00%}

ANNUAL EFFECTIVE INTEREST RATE FOR DCA FIXED ACCOUNT 1 ON THE EFFECTIVE DATE: {5.00%}

ANNUAL EFFECTIVE INTEREST RATE FOR DCA FIXED ACCOUNT 2 ON THE EFFECTIVE DATE: {4.50%}

BENEFIT PACKAGE: {Standard}

CONTRACT MAINTENANCE FEE: {$30}
The contract maintenance fee is deducted prior to the Annuity Commencement Date on each Contract Anniversary, and on any day that the Contract is surrendered other than the Contract Anniversary. The contract maintenance fee will be deducted from the Allocation Options in the same proportion as their values are to the Contract Value. The contract maintenance fee will be waived by the Company in the event the Contract Value or the aggregate Purchase Payments reduced by surrenders equals or exceeds $50,000 on the date the contract maintenance fee is to be deducted.

MORTALITY AND EXPENSE RISK CHARGE: {1.25%} per annum prior to the Annuity Commencement Date, and {1.25%} per annum on or after the Annuity Commencement Date.

ADMINISTRATION CHARGE: {0.15%} per annum.

TRANSFER FEE: $25 per transfer in excess of 12 in any Contract Year.

SURRENDER CHARGE

Number of Full Years Elapsed Between the Effective Date and the Surrender Date		Surrender Charge Percentage
{0	}	{6	%}
{1	}	{6	%}
{2	}	{5	%}
{3	}	{5	%}
{4	}	{4	%}
{5	+}	{0	%}

ALLOCATION OPTIONS AVAILABLE ON THE EFFECTIVE DATE

{Protective Life Guaranteed Account}

  {Fixed Account}
  {DCA Fixed Account 1}
  {DCA Fixed Account 2}

{Goldman Sachs/PIC}

  {International Equity}
  {Small Cap Value}
  {Capital Growth}
  {CORE U.S. Equity}
  {Growth and Income}
  {Global Income}

{Goldman Sachs}

  {Internet Tollkeeper}

{Massachusetts Financial Services (MFS)}

  {New Discovery}
  {Emerging Growth}
  {Investors Growth Stock}
  {Research}
  {Utilities}
  {Investors Trust}
  {Total Return}

{OppenheimerFunds}

  {Global Securities}
  {Aggressive Growth}
  {Capital Appreciation}
  {Main Street Growth & Income}
  {Strategic Bond}
  {High Income}
  {Money Fund}

{Van Kampen}

  {Emerging Growth}
  {Strategic Stock}
  {Enterprise}
  {Comstock}
  {Growth and Income}
  {Asset Allocation}

{Calvert}

  {Social Small Cap Growth}
  {Social Balanced}

{Van Eck}

  {Worldwide Hard Assets}
  {Worldwide Real Estate}